UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 22, 2007
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On May 22, 2007 Searchlight Minerals Corp. (the “Company”) issued a press release announcing that it has received a report, prepared by Independent Mining Consultants (“IMC”) of Tucson, Arizona, outlining the tonnage and grade estimate of the Company’s slag pile in Clarkdale, Arizona. A summary of the estimates contained in the report are as follows:

Slag C Pile	Tons in
	Millions	Au opt*	Ag opt*	Cu %*	Zn %*	Fe %*
East	19.86	0.50	0.10	0.34	2.47	33.18
West**	0.34	0.39	0.07	0.22	1.70	31.30
Combined	20.20	0.50	0.10	0.34	2.46	33.15

opt	(ounces per ton)
*	IMC accepted the certified chain-of-custody data as presented by Mountain States R&D Inc (“MSRDI”) and did not perform independent verification of this data.
**	Volume of the West Slag-C was calculated and supplied to IMC by Dr. Richard Hewlett, an independent mining consultant to the Company.

IMC was presented with the drill hole and bulk density data as well as the topographic maps showing the present day surface of the slag pile. IMC has used this information to develop the estimated volume and tonnage of the slag pile. MSRDI, utilizing ‘Chain-of-Custody’ parameters, certified the grade of the slag pile that was used to determine the volume and tonnage of the slag pile. All tonnage is reported in short tons (2,000 pounds).

Volume and Tonnage Estimate

The slag pile was created when molten slag from the Clarkdale copper smelter was dumped and solidified during the years 1915-1952. As the dumping continued, the pile increased in size to its present dimensions. The slag pile is bisected by an active railroad line that splits the pile into two sections of slag generated from the smelting of copper concentrates from milling operations, located on the east and west sides of the railroad track.

The East-Slag-C pile is the larger of the two, and its volume and tonnage have been calculated by IMC. The volume of the West Slag-C pile has been calculated by Dr. Richard Hewlett, an independent mining consultant retained by the Company, and will be confirmed by IMC in the near future. The volume estimates are as follows:

Slag C Pile	Volume Estimate (million cubic feet)
East	198.0
West	3.4
Total Volume	201.4

During the Company’s drilling program, drill hole samples were collected at 2.5 -foot intervals, weighed and bagged. The average bulk density of the drill hole cuttings was calculated to be 200.6 pounds per cubic foot. This equates to an average tonnage factor of 9.97 cubic feet per ton and therefore, the estimate of the in-place tonnage of the Slag-C pile is as follows:

Slag C Pile	Tonnage Estimate (million tons)
East	19.86
West	0.34

Total Volume	20.20

Other slag has been recently identified on the property and are expected to be further delineated in the future .

Grade Estimate

Mountain States R & D Inc. (“MSRDI”) was retained by Searchlight to collect and analyze samples of the slag pile under ‘Chain-of-Custody’ protocol. The slag grades from the 18-hole sonic drilling program were reported under MSRDI’s certification.

A computer block model of the East Slag-C pile was developed and the grade of the five metals assayed (gold, silver, copper, zinc and iron) were estimated into the block model from the drill data using an inverse distance squared method. The following data was used to compile the estimated grades from the East and West Slag-C piles:

Drill Hole	Composite Footage	Gold Au (opt)	Silver Ag (opt)	Copper Cu (%)	Zinc Zn (%)	Iron Fe (%)

SD1	0.0 – 55.0	0.210	-	0.70	2.10	32.1
SD2	0.0 – 60.0	0.213	-	0.73	2.13	34.6
SD3	0.0 – 109.0	0.228	-	0.37	2.99	33.4
SD4	0.0 – 80.0	0.190	-	0.39	3.29	32.3
SD5	0.0 – 89.0	0.229	-	0.39	2.29	30.2
SD6	0.0 – 50.0	0.216	-	0.36	3.04	32.5
SD7	0.0 – 111.5	0.667	0.249	0.26	3.10	36.2
SD8	0.0 – 117.5	0.716	0.140	0.29	2.79	33.3
SD9	0.0 – 114.0	0.633	0.153	0.34	2.43	32.7
SD10	0.0 – 112.5	0.669	0.110	0.32	2.57	33.5
SD11	0.0 – 131.0	0.571	0.127	0.32	2.18	33.4
SD12	0.0 – 89.0	0.428	0.109	0.31	1.99	32.1
SD13	0.0 – 127.5	0.590	0.114	0.39	2.86	33.3
SD14	0.0 – 107.5	0.538	0.139	0.36	2.14	33.0
SD15	0.0 – 89.0	0.483	0.143	0.33	1.96	32.8
SD16	0.0 – 118.0	0.633	0.125	0.31	2.49	34.8
SD17	0.0 – 116.0	0.657	0.116	0.30	2.36	35.0
SD18	0.0 – 36.0	0.390	0.070	0.22	1.70	31.3

A copy of the Company’s press release dated May 22, 2007 disclosing the above results is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press release dated May 22, 2007 announcing analysis results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: May 23, 2007
	By:	/s/ Carl S. Ager

CARL S. AGER
Secretary and Treasurer